UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

SALARIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 Holcombe Blvd. Suite X Houston, TX	77021
(Address of principal executive offices)	(Zip Code)

(832) 834-6992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

On July 29, 2020, Salarius Pharmaceuticals, Inc. (the “Company”) terminated its common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”), pursuant to which, subject to the conditions and limitations set forth therein, the Company, in its sole discretion, could put shares of its common stock to Aspire Capital. There are no other material relationships between the Company or its affiliates with Aspire Capital other than in respect of the Purchase Agreement. As the Purchase Agreement could be terminated by the Company at any time, at its sole discretion, without any cost to the Company, the Company did not incur any termination penalties as a result of the termination of the agreement.

Item 8.01	Other Events.

On July 30, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) for whom Ladenburg Thalmann & Co. Inc. is acting as representative, relating to the public offering (the “Offering”) by the Company of 4,461,209 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at an offering price to the public of $1.20 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 669,181 shares of Common Stock, which option was exercised in full on July 31, 2020. The Offering closed on August 3, 2020, resulting in approximately $5.5 million of net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333 -231010), which was filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2019 and declared effective by the Commission on May 17, 2019, including the related prospectus dated May 17, 2019, as supplemented by a prospectus supplement dated July 30, 2020. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock in the Offering is attached hereto as Exhibit 5.1.

On July 30, 2020, the Company issued a press release announcing the pricing of the Offering, and on August 3, 2020, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, July 30, 2020, between Salarius Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Pricing Press Release dated July 30, 2020.

99.2	Closing Press Release dated August 3, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 3, 2020	SALARIUS PHARMACEUTICALS, INC.

	By:	/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer